Wingstop Announces Intention to Refinance its Existing Credit Agreement Through a Securitization

DALLAS (October 25, 2018) – Wingstop Inc. (NASDAQ: WING), the award-winning wing concept with more than 1,200 locations worldwide, today announced its intention to refinance its existing senior secured credit facility with a new securitized financing facility, expected to be comprised of approximately $300 million of senior term notes and $25 million of senior variable funding notes (the “Notes”).
As of September 29, 2018, the balance of the Company’s senior secured credit facility was approximately $215.4 million. The Company intends to use the net proceeds from the sale of the Notes to repay its existing senior secured indebtedness, to pay transaction costs associated with the refinancing, and for general corporate purposes, which may include the return of cash to shareholders.
The refinancing transaction is subject to market and other conditions and is anticipated to close in the fourth quarter of 2018. There can be no assurance regarding the timing of the refinancing transaction, the interest rate at which the Company's existing indebtedness would be refinanced, or that the refinancing transaction will be completed.
This press release does not constitute an offer to sell or the solicitation of an offer to buy the Notes or any other security. The Notes are expected to be offered pursuant to an exemption from the registration requirements of the Securities Act of 1933 (the "Securities Act") and applicable state securities laws and accordingly have not been, and will not be, registered under the Securities Act, or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act.
Forward-Looking Statements
Certain statements contained in this press release, as well as other information provided from time to time by Wingstop Inc. or its employees, may contain forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “intention,” “intend,” “expect,” “expected,” “will,” “would be,” and other words and terms of similar meaning in connection with any discussion of the timing or nature of our financing activities. Any such forward-looking statements are not guarantees of performance or results and involve risks, uncertainties (some of which are beyond the Company’s control), and assumptions. Although we believe any forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect actual results and outcomes and cause them to differ materially from those anticipated in any forward-looking statements. Please refer to the risk factors discussed in our Form 10-K for the year ended December 30, 2017, which can be found at the SEC’s website www.sec.gov. The discussion of these risks is specifically incorporated by reference into this press release.

Any forward-looking statement made by Wingstop Inc. in this press release speaks only as of the date on which it is made. We undertake no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

About Wingstop
Wingstop Inc. (NASDAQ:WING) was founded in 1994 and is headquartered in Dallas, Texas. As of September 29, 2018, Wingstop operated and franchised more than 1,200 restaurants across the United States and nine other countries around the world. The Wing Experts’ menu features classic and boneless wings with 11 bold, distinctive flavors including Original Hot, Cajun, Atomic, Mild, Spicy Korean Q, Lemon Pepper, Hawaiian, Garlic Parmesan, Hickory Smoked BBQ, Louisiana Rub, and Mango Habanero. Wingstop’s wings are always cooked to order, hand-sauced and tossed and served with our fresh-cut, seasoned fries and made-from-scratch Ranch and Bleu Cheese dips. The Company has grown its domestic same store sales for 14 consecutive years, has been ranked #3 on the “Top 100 Fastest Growing Restaurant Chains” by Nation’s Restaurant News (2016), was ranked #7 on the “Top 40 Fast Casual Chains” by Restaurant Business (2016), and was named “Best Franchise Deal in North America” by QSR magazine (2014). For more information visit www.wingstop.com or www.wingstopfranchise.com. Follow us on facebook.com/Wingstop and Twitter @Wingstop.
Media Contact
Brian Bell
972-707-3956
bbell@wingstop.com

Investor Contact
Raphael Gross
203-682-8253
raphael.gross@icrinc.com